SCHEDULE 14A
                       (RULE 14A-101)

          INFORMATION REQUIRED IN PROXY STATEMENT

                   SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant  [  ]

Check the appropriate box:
[   ]  Preliminary proxy statement
[ X ]  Definitive proxy statement
[   ]  Definitive additional materials
[   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        KINARK CORPORATION
       (Name of Registrant as Specified in its Charter)

          Monique Price & Company, SEC EDGAR Filing Agents
       P. O. Box 967 - Covington, LA 70434-0967   (504) 893-8196
             (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

(1) Title of each class of securities to which transaction applies:
              Common Stock - $.10 par value per share

(2) Aggregate number of securities to which transactions applies:
                 6,778,345 Shares of Common Stock

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1) Amount previously paid:

            (2) Form, schedule or registration statement no.:

            (3) Filing party:

            (4) Date filed:

KINARK [LOGO]  Kinark Corporation
               2250 East 73rd Street
               Suite 300
               Tulsa, Oklahoma 74136-6832
               (918) 494-0964
               Fax (918) 494-3999


April 9, 1998


                    ANNUAL MEETING - MAY 8, 1998


Dear Kinark Stockholder:

   On behalf of the Board of Directors and management, it is my pleasure to invite you to attend the Annual Meeting of Stockholders on Friday, May 8, 1998, in New York, NY.

   Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on the Company's operations, followed by a period for questions and discussion. As customary, a report on the meeting will be included in the Company's second quarter earnings announcement.

   We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

   Thank you for your continued interest in the Company.




                         Sincerely,

                         /s/ Michael T. Crimmins
                         Michael T. Crimmins
                         Chairman of the Board and
                         Chief Executive Officer




Please sign, date and return your proxy in the enclosed, postage-paid envelope.

KINARK [LOGO]  Kinark Corporation
               2250 East 73rd Street
               Suite 300
               Tulsa, Oklahoma 74136-6832
               (918) 494-0964
               Fax (918) 494-3999



                      NOTICE OF ANNUAL MEETING
                   NEW YORK, NEW YORK, MAY 8, 1998


To the Stockholders of KINARK CORPORATION:



   The annual meeting of stockholders of KINARK CORPORATION, a Delaware corporation (the "Company"), will be held at the Hotel Inter-Continental New York, 111 East 48th Street, New York, NY, on Friday, May 8, 1998, at 9:30 A.M. local time, for the following purposes:

   1. To elect seven directors to serve until the 1999 annual meeting of stockholders;

and

   2. To transact such other business as may properly come before the meeting and any adjournments thereof.

   The Board of Directors fixed March 12, 1998 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A list of those stockholders will be open for examination at the offices of the Company for a period of ten (10) days prior to the meeting and also will be available for inspection at the meeting.

   Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible. It is important that your shares be represented at the meeting regardless of the number you may hold. If you do attend, you may vote or change your vote in person at the meeting even though you have previously signed and returned your proxy.



                         By Order of the Board of Directors

                         /s/ Carolyn A. Fredrich
                         Carolyn A. Fredrich,
                         Secretary


April 9, 1998

                         KINARK CORPORATION
                           PROXY STATEMENT

                   ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held on May 8, 1998
                         GENERAL INFORMATION

   This   Proxy  Statement  is  furnished  in  connection  with  the solicitation of proxies by the Board of Directors of Kinark Corporation ("Kinark" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 8, 1998, at 9:30 a.m., local time, at the Hotel Inter-Continental New York in New York, NY, or at any adjournments thereof (the "Annual Meeting"). On March 12, 1998, the record date for determination of stockholders of the Company entitled to vote at the Annual Meeting (the "Record Date"), there were 6,778,345 shares of the Company's common stock outstanding (the "Common Stock"), each share of which entitles the holder thereof to one vote on all matters. The holders of a majority of the Common Stock present in person or represented by proxy will constitute a quorum for transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted to determine the presence or absence of a quorum at the Annual Meeting. No cumulative voting rights are authorized and dissenters' rights are not applicable to the matters being proposed.

   This Proxy Statement and the Form of Proxy will be sent to the Company's stockholders on or about April 9, 1998.

   The Company's principal executive office is located at 2250 East 73rd Street, Suite 300, Tulsa, Oklahoma 74136-6832.

   The Company's Amended and Restated Bylaws (the "Bylaws") require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon to elect the directors nominated for election at the Annual Meeting, as set forth in this Proxy Statement.

   Abstentions will have no effect with respect to the election of directors. Under the rules of the American Stock Exchange, brokers who hold shares of Common Stock in street name for customers have "discretionary" authority to vote on certain items in their discretion, on behalf of their clients, if they do not receive instructions within ten days of the Annual Meeting. The brokers will have discretionary authority to vote on the election of directors.

   You may revoke your proxy at any time before it is voted by executing and filing, with the Company or its proxy solicitor, a revocation of your proxy or a subsequently dated proxy or by voting in person at the Annual Meeting. Shares represented by properly executed proxies will be voted at the Annual Meeting as specified, unless such proxies are subsequently revoked as provided above. If no choice is specified on a valid, unrevoked proxy, the shares will be voted as recommended by the Board. Proxies will also authorize the shares represented thereby to be voted on any matters not known as of the date of this Proxy Statement that may properly be presented for action at the Annual Meeting.

                            ANNUAL REPORT

   The Company's Annual Report to Stockholders and Form 10-K, covering the fiscal year ended December 31, 1997, including audited financial statements is enclosed herewith, but neither the report nor the financial statements are incorporated in this Proxy
Statement or are deemed to be a part of the material for the solicitation of proxies.

                        ELECTION OF DIRECTORS

   Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting, in accordance with the Bylaws, to serve until the next Annual Meeting or until their respective successors have been elected. The seven current directors, Richard
C. Butler, Paul R. Chastain, Michael T. Crimmins, Ronald J. Evans, Joseph J. Morrow, John H. Sununu and Mark E. Walker have been nominated for reelection at the Annual Meeting for a term expiring at the next Annual Meeting, and each of them has agreed to serve, if elected. The shares of Common Stock represented by proxies at the Annual Meeting will be voted in favor of (unless otherwise directed) the election of the nominees named below. While it is not anticipated, if any nominee is unable or should decline to serve as a director at the date of the Annual Meeting, such proxies will be voted for persons proposed by the Board.


  Nominees For Election as Directors to Serve Until Next Annual Meeting

                             Business Experience During                   First Year
Name and Age                 Past Five Years and Other Information        Elected Director

Richard C. Butler (88)       Former Chairman  of the Board of                  1974
                             Peoples Savings & Loan Association in
                             Little Rock, Arkansas.  From 1963
                             until 1980, chairman of the Board
                             and President of Commercial National
                             Bank in Little Rock.  Prior to
                             1963, Partner in the Little Rock
                             law firm of House, Holmes, Butler
                             and Jewell.  Served on the Board
                             of Directors of Coca-Cola Bottling
                             Co. of Arkansas, Advisory Board
                             Member of Arkansas Power & Light
                             Co. and past President of First
                             Arkansas Development Finance
                             Corporation.  Past President of
                             the Little Rock Chamber of
                             Commerce and member of numerous
                             charitable and educational
                             organizations in Arkansas.
                             Awarded honorary degrees from
                             Hendrix College in Conway,
                             Arkansas and from the University
                             of Arkansas at Little Rock.
                             Member of Kinark's Board from 1974
                             to 1979, and later served as an
                             Advisory Board Member.  In May
                             1993, he was appointed to Kinark's
                             Board and elected to the Board in
                             July 1993 and is Chairman of the
                             Audit Committee.


Paul R. Chastain (63)        Appointed Vice President and Chief                1975
                             Financial Officer of Kinark in
                             February 1996.  President and Chief
                             Executive Officer of Kinark from
                             July 1993 to February 1996.
                             Chairman and Chief Executive
                             Officer of Kinark from June 1991
                             through July 1993.  Co-Chairman
                             and Co-Chief Executive Officer of
                             Kinark from June 1990 through June
                             1991.  From 1976 until June 1990,
                             Executive Vice President and
                             Treasurer of the Company.  From
                             1973 until 1976, Vice President of
                             Finance and Secretary of the
                             Company.  Mr. Chastain's previous
                             experience included six years with
                             Allis-Chalmers and nine years with
                             Litton Industries.  He is a member
                             of the Compensation Committee.



Michael T. Crimmins (58)     Appointed Chief Executive Officer                 1993
                             of Kinark in February 1996 and
                             elected Chairman of the Board of
                             Kinark in May 1995.  From 1989 to
                             1995, Vice President and General
                             Counsel of Northbridge Holdings,
                             Inc. and Deltech Corporation.  Vice
                             President   General Counsel from
                             1988 until 1989 of the Advanced
                             Technology Group of Hoechst
                             Celanese Corporation.  From 1976
                             until 1987, Assistant Secretary
                             and Associate General Counsel of
                             American Hoechst Corporation.  Mr.
                             Crimmins is an attorney admitted
                             to the bars of the States of New
                             York and New Jersey.  Mr. Crimmins
                             was appointed to Kinark's Board in
                             March 1993 and elected to the
                             Board in July 1993.  He is
                             Chairman of the Executive Committee.


Ronald J. Evans (49)         Appointed President of Kinark in                  1995
                             February 1996.  Private investor from
                             May 1995 to February 1996.  From July
                             1989 to May 1995, Vice President
                             and General Manager of Deltech
                             Corporation.  From January 1989 to
                             July 1989, Vice President of Sales
                             and Marketing for Deltech
                             Corporation.  Manager from 1976 to
                             1989 for Hoechst Celanese
                             Corporation.  Mr. Evans was
                             appointed to Kinark's Board in May
                             1995 and elected to the Board in
                             June 1996.  He is a member of the
                             Executive Committee.



  Nominees For Election as Directors to Serve Until Next Annual Meeting

                             Business Experience During                   First Year
Name and Age                 Past Five Years and Other Information        Elected Director

Joseph J. Morrow (58)        Chief Executive Officer of Morrow                 1996
                             & Co., Inc. since 1972.  Chief
                             Executive Officer of Proxy Services
                             Corporation from 1972 to 1992.
                             Chairman of Proxy Services
                             Corporation from 1992 to present.
                             Currently a Director of U.S.
                             Agents Holding Corp.  Mr. Morrow
                             was elected to Kinark's Board in
                             June 1996. He is a member of the
                             Compensation and Audit Committees.



John H. Sununu (58)          President of JHS Associates, Ltd.                 1996
                             since June 1992 and a partner in
                             Trinity International Partners, a
                             private financial firm, since June
                             1993.  Co-host of CNN's "Crossfire",
                             a news/public affairs discussion
                             program, from March 1992 until
                             February 1998.  From January 1989
                             until March 1992, Chief of Staff
                             to the President of the United
                             States.  From January 1983 to
                             January 1989, Governor of the
                             State of New Hampshire.  From 1963
                             until his election as Governor,
                             President of JHS Engineering
                             Company and Thermal Research Inc.
                             Helped establish and served as
                             chief engineer for Astro Dynamics
                             Inc. from 1960 until 1965.  From
                             1968 until 1973, Governor Sununu
                             was Associate Dean of the College
                             of Engineering at Tufts University
                             and Associate Professor of
                             Mechanical Engineering.  Served on
                             the Advisory Board of the
                             Technology and Policy Program at
                             MIT from 1984 until 1989.  A
                             member of the National Academy of
                             Engineering and the Board of
                             Trustees for the George Bush
                             Presidential Library Foundation.
                             Governor Sununu was elected to
                             Kinark's Board in June 1996.  He
                             is a member of the Audit
                             Committee.



Mark E. Walker (42)          President and Director since 1991                 1993
                             of Ocean's Window, Inc.  President
                             and Director of Ocean's Window Travel
                             Services since 1995.  Manager from
                             1985 until 1992 for DSC
                             Communications Corporation.
                             Manager from 1978 until 1984 for
                             Texas Instruments Incorporated.
                             Mr. Walker was appointed to
                             Kinark's Board in March 1993 and
                             elected to the Board in July 1993.
                             He is a member of the Executive
                             Committee and Chairman of the
                             Compensation Committee.



   With the exception of Messrs. Chastain, Crimmins and Evans, none of the directors are, or have been, employed by any parent, subsidiary or other affiliate of the Company. There are no family relationships between any directors or executive officers.

   The election of the nominees requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.


  The Board recommends that you vote FOR the nominees listed above.

                  BOARD OF DIRECTORS AND COMMITTEES

   The business of the Company is managed under the direction of the Board of Directors. The Board of Directors presently consists of seven directors, with four outside members and three Kinark officers. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings.

   The Board met four times in 1997 (including regularly scheduled and special telephonic meetings). During 1997, each of the directors attended at least eighty-six percent of the aggregate number of meetings of the Board and of the committees on which they served. In addition to these meetings, the Board of Directors acted by unanimous written consent on one occasion.

Director's Compensation

   Directors who are also employees of the Company receive no compensation beyond their normal salary for their Board and committee services. All directors, including employee/Board members, are reimbursed by the Company for travel expenses incurred by them in connection with their attendance at Board or committee meetings or other business of the Company.

   Non-employee directors receive an annual fee of $13,000, payable in four quarterly installments, which fee is subject to increase if the Company's stock trades at or above a designated target level for a period of four consecutive weeks. As of the Record Date, the annual non-employee director fee remained fixed at $13,000.
Non-employee directors receive no compensation for committee services beyond their annual fee. In addition, under the 1996 Stock Option Plan, which plan was approved by a vote of the Company's stockholders at the 1996 Annual Meeting, each non-employee director who is serving as such on July 1 of each year receives a grant of options to purchase 5,000 shares of the Company's Common Stock (the "Non-Employee Director Options"). Under the 1996 Stock Option Plan, the exercise price of Non-Employee Director Options is 100% of the fair market value of the Company's Common Stock on the date of the grant. Non-Employee Director Options are not exercisable until six months following the date of the grant and such options cease to be exercisable ten years after the date of the grant.

Committees of the Board

   The  Board of Directors has established standing Executive, Audit
and  Compensation  Committees.    The  membership  of  each of these
committees is determined from time to time by the Board.

   Executive Committee. The Executive Committee is delegated authority to act on behalf of the Board in certain operational and personnel matters, and to approve capital expenditures within limits authorized by the Board. The functions customarily attributable to a nominating committee are generally performed by the Executive Committee, which evaluates the qualifications of Board candidates for consideration of nomination by the Board of Directors. Messrs. Crimmins, Evans, and Walker are the present members of the Executive Committee and Mr. Crimmins acts as Chairman. Although the Executive Committee did not meet in 1997, the Board approved the nominees for directors.

   Compensation Committee. The Compensation Committee considers remuneration of the corporate and subsidiary officers of the Company, and administers the Company's incentive compensation plans and its 1996 Stock Option Plan. Messrs. Chastain, Morrow, and Walker are the present members of the Compensation Committee. Messrs. Morrow and Walker are outside directors and Mr. Walker acts as Chairman. The Compensation Committee held two meetings in 1997.

   Audit Committee. The Audit Committee reviews the scope of the annual audit and recommendations of the independent audit firm as well as reviewing the internal audit functions of the Company. The Audit Committee is composed entirely of directors who are not employees of the Company or any of its subsidiaries. Messrs. Butler, Morrow, and Sununu are the present members of the Audit Committee and Mr. Butler acts as Chairman. The Audit Committee held two meetings in 1997.

   The Company's Bylaws require that a stockholder who desires to nominate a candidate for election to the Board at the Annual Meeting or present business to be considered at the Annual Meeting must give the Board advance notice of such nomination or proposed business. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 90 days prior to the meeting. However, in the event that the date of the next annual meeting is advanced more than 30 days or delayed more than 60 days from the date of the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date notice of such meeting is first given to stockholders in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission ("SEC"). The Company's Bylaws require that the notice contain certain information with respect to the proposed nominee or business and the stockholder giving the notice. The Executive Committee will consider nominees proposed by stockholders in compliance with this procedure. The Company will furnish on request to any stockholder a copy of the relevant section of the Bylaws.

     SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   The following table sets forth certain information as of March 31, 1998, regarding the beneficial ownership of the Company's Common Stock by (a) all persons who are beneficial owners of five percent or more of the Common Stock, (b) each director of the Company, (c) each executive officer of the Company and (d) all directors and officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares:

                                                Amount and Nature           Percentage of
Name of Stockholder                           of Beneficial Ownership       Common Stock (1)
-----------------------------------------     -----------------------       -----------------
Richard C. Butler                                   98,500  (2)                 1.5

Paul R. Chastain                                    48,968  (3)                 0.7

Michael T. Crimmins                                791,956  (4)                11.6

Ronald J. Evans                                    280,712  (5)                 3.9

Joseph J. Morrow                                 1,841,568  (6)                27.1

John H. Sununu                                     170,000  (7)                 2.5

Mark E. Walker                                     414,530  (8)                 6.1

Steel Partners                                     448,450  (9)                 6.6

Robert G. and Pauline B. Walker
  Revocable Trust                                  345,724 (10)                 5.1

All Kinark Directors and Officers as Group
  (8 persons)                                    3,657,534 (11)                51.4
_________________


(1) Based on 6,778,345 shares of the Company's Common Stock outstanding as of March 31, 1998, plus any currently exercisable stock options or stock options which become exercisable within 60 days.

(2) Information based on Form 4 of Mr. Butler for November 1997 filed with the SEC. Includes 75,600 shares held by the Richard
     C. Butler Revocable Trust of which Mr. Butler is Managing Co-trustee. Mr. Butler disclaims beneficial ownership of these shares. Includes 8,000 shares held by Maumelle Gardens, Inc., of which Mr. Butler owns 60%. Mr. Butler disclaims beneficial ownership of these shares. The shares listed include 10,000 shares of Common Stock underlying exercisable options held by Mr. Butler. The stockholder's address is 2250 E. 73rd Street, Tulsa, Oklahoma 74136.

(3) Information based on Form 5 of Mr. Chastain for February 1998 filed with the SEC. Includes presently exercisable stock options to acquire 26,000 Shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(4) Information based on Form 5 of Mr. Crimmins for February 1998 filed with the SEC. Includes presently exercisable stock options to acquire 25,000 Shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(5) Information based on Form 5 of Mr. Evans for February 1998 filed with the SEC. Includes presently exercisable stock options to acquire 250,000 Shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(6)  Information  based  on  Form 4 of Mr. Morrow  for September 1997 filed with the SEC. The shares listed for Mr. Morrow include 55,536 shares owned by his wife. Mr. Morrow disclaims beneficial ownership of these shares. The shares listed include 10,000 shares of Common Stock underlying exercisable options held by him. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(7) Information based on Form 4 of Governor Sununu for July 1997 filed with the SEC. The shares listed for Governor Sununu include 10,000 shares of Common Stock underlying exercisable options held by him. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(8) Information based on Form 4 of Mr. Walker for December 1996 and July 1997 filed with the SEC. Includes 8,000 shares of Common Stock owned by a trust for Mr. Walker's son, of which Mr. Walker is trustee, and 345,724 shares owned by the Robert G. and Pauline B. Walker Revocable Trust. Mr. Walker disclaims beneficial ownership of such shares and shares of Common Stock owned by other members of the Walker family. The shares listed include 10,000 shares of Common Stock underlying exercisable options held by Mr. Walker. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(9) Information based on amended joint Schedule 13D of Steel Partners II, L.P., and Warren Lichtenstein dated August 5, 1997, and filed with the SEC. According to the amended Schedule 13D, Steel Partners II, L.P. beneficially owns 448,400 shares, and Mr. Lichtenstein beneficially owns 448,450 shares. Mr. Lichtenstein has sole voting and dispositive power with respect to the 50 shares owned by him individually and the 448,400 shares owned by Steel Partners II, L.P. by virtue of his authority to vote and dispose of such shares. The stockholders' address is 750 Lexington Avenue, 27th Floor, New York, NY 10022.

(10) Information  based  on  Schedule  13D  of   the   Robert  G. and
     Pauline B. Walker Revocable Trust, the Pauline B. Walker Revocable Trust A and the Robert G. Walker Irrevocable Trust B filed with the SEC dated December 14, 1996. The Robert G. And Pauline B. Walker Revocable Trust, together with two affiliated trusts, the Pauline B. Walker Revocable Trust A and the Robert
     G. Walker Irrevocable Trust B, beneficially own 345,724 shares. Pauline B. Walker is the sole trustee of all three trusts. The address for the trusts is 2301 N. Central Expressway, Suite 140, Plano, Texas 75075.

(11) All directors and officers as a group held in the aggregate presently exercisable stock options to acquire 343,500 shares. On the Record Date, directors and officers as a group owned 3,314,034 shares, or 48.9% of the 6,778,345 shares outstanding and entitled to vote, not including presently exercisable stock options.


                                              EXECUTIVE COMPENSATION
                                            Summary Compensation Table

                                                                                          Long Term Compensation
                                                                         ------------------------------------------------------
                                 Annual Compensation                              Awards                     Payouts
                          ------------------------------------------     --------------------------     -----------------------
                                                                                         Securities                     All
Name                                                         Other                         Under-                      Other
and                                                          Annual      Restricted        lying                      Compen-
Principal                                        Bonus       Compen-       Stock          Options/        LTIP        sation
Position                  Year     Salary         (A)        sation       Award(s)         SARs(#)      payouts         (B)

Michael T. Crimmins,      1997     $ 50,000    $      -        -              -                 -           -         $  2,988
Chairman and CEO          1996     $ 50,000      10,000        -              -           100,000           -                -
                          1995            -           -        -              -                 -           -                -

Paul R. Chastain,         1997     $141,600    $      -        -              -                 -           -         $  8,815
Vice President and CFO    1996      141,600      10,000        -              -                 -           -            8,496
                          1995      141,600           -        -              -                 -           -            8,496

Ronald J. Evans,          1997     $100,000    $      -        -              -                 -           -         $  5,225
President                 1996       90,577      15,000        -              -           250,000           -                -
                          1995            -           -        -              -                 -           -                -
_______________

(A) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid in the next following year.

(B)  All  compensation  shown  in this column represents the Company's matching contributions to its 401(k) defined contribution retirement
     plan.    Mr. Crimmins and Mr. Evans were not eligible to participate in the 401(k) defined contribution plan until 1997.


                                 OPTION GRANTS IN LAST FISCAL YEAR

                          Number of        % of Total                                      Potential Realization
Individual Grants         Securities        Options                                       at Assumed Annual Rates
                          Underlying       Granted To      Exercise                     of Stock Price Appreciation
                           Options        Employees in       Price       Expiration          for Option Term
     Name                 Granted(#)      Fiscal Year      ($/Share)        Date             5%           10%
____________________________________________________________________________________________________________________

There were no grants to executive officers in 1997.



                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END OPTION VALUE

                                                           Number of Securities
                             Shares                       Underlying Unexercised            Value of Unexercised
                            Acquired        Value       Options at Fiscal Year-End         In-the-Money Options at
                           on Exercise     Realized               (Shares)                    Fiscal Year-End ($)
Name                          (#)          ($) (A)      Exercisable   Unexercisable       Exercisable     Unexercisable
________________________________________________________________________________________________________________________
Paul R. Chastain (B)           0               0           20,000            0                    0                  0

Paul R. Chastain (C)           0               0            4,500        1,500                    0                  0

Michael T. Crimmins (D)        0               0           25,000       75,000                    0            $     0

Ronald J. Evans (E)            0               0          174,750       58,250              $87,375            $29,125

Ronald J. Evans (F)            0               0           12,750        4,250                    0                  0

____________

(A) Market value of underlying securities at December 31, 1997 minus the exercise price of "in-the-money" options.

(B)  Option  granted  July  13,  1988  pursuant  to the Company's 1988
     Stock Option Plan at an exercise price of $4.4375 was not "in-the-money" at December 31, 1997.

(C)  Option  granted  February 16, 1994 pursuant to the Company's 1988
     Stock Option Plan at an exercise price of $4.50 was not "in-the-money" at December 31, 1997.

(D)  Option  granted  July  18,  1996  pursuant  to the Company's 1996
     Stock Option Plan at an exercise price of $3.50 was not "in-the-money" at December 31, 1997.

(E)  Option  granted  April  3,  1996  pursuant to  the Company's 1988
     Stock Option Plan at an exercise price of $2.50.

(F)  Option granted July 18, 1996  pursuant to  the Company 1996 Stock
     Option  Plan at an exercise price of $3.50 was not "in-the-money"
     at December 31, 1997.
_______________________

                 REPORT OF THE COMPENSATION COMMITTEE
                      OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board reviews the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers. The Compensation Committee is presently comprised of Messrs. Chastain,
Morrow, and Walker. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

   In accordance with SEC rules designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the Compensation Committee members addressing the Company's compensation policy as it related to the named executive officers for fiscal 1997.

   The Company's objective is to ensure that executive compensation is directly linked to ongoing improvement in corporate performance and increasing shareholder value. The following objectives are guidelines for compensation decisions:

   Job Classification. The Company assigns a job grade to each salaried position, and each job grade has a salary range which is based on national salary surveys. These salary ranges are reviewed annually to determine parity with national compensation trends, and to ensure that the Company maintains a competitive compensation structure.

   Competitive Salary Base. Actual salaries are based on individual performance contributions within a competitive salary range for each position established through job evaluation and market comparisons. The salary of each subsidiary president and corporate officer, except the chief executive officer, is reviewed annually by the president and chief executive officer who may recommend an increase for approval by the Compensation Committee. The chief executive officer's salary is determined by the Board based on a review and recommendation by the Compensation Committee. However, the current chief executive officer has agreed to serve as such at a salary below that which would otherwise be recommended by the Compensation Committee.

   Annual Incentive Compensation. There were no incentive awards to the Company's officers for 1997. The Company's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on achievement of performance targets for net earnings. This objective focuses corporate decisions toward consistent and steady earnings growth. Awards are subject to decrease or increase on the basis of the Company's performance and at the discretion of the Compensation Committee.

   Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The stock option program may utilize vesting periods to encourage key employees to continue in the employ of the Company. The number of options granted is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options have been granted at the current market price at the time of the grant. The Compensation Committee, which must include at least two outside directors, works to achieve overall compensation objectives for key employees.

   The Compensation Committee believes that its objectives of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest. When performance goals are met or exceeded, shareholders value is increased and executives are rewarded commensurately. The Committee believes that compensation levels during 1997 adequately reflect the Company's compensation goals and policies.

                                   Compensation Committee

                                   Paul R. Chastain
                                   Joseph J. Morrow
                                   Mark E. Walker


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Compensation Committee are Messrs. Walker (chairman), Morrow and Chastain.

   The Company's 1996 Stock Option Plan and Rule 16b-3 of the Securities Exchange Act of 1934, as amended, require that at least two of the Compensation Committee members be outside directors and Messrs. Walker and Morrow are the outside directors currently on the Committee. Mr. Chastain currently serves as Vice President and Chief Financial Officer of the Company, and has served the Company in various executive positions and as a director since 1973. The Board of Directors believes that Mr. Chastain's participation in the deliberations of the committee provides a beneficial continuity and knowledge, and that no conflicts of interest exist. Mr. Chastain did not participate in any option grant decisions during 1997.

                         COMPANY PERFORMANCE

   The following performance graph compares cumulative total stockholder returns on the Company's Common Stock compared to the Dow Jones Diversified Industrials Index and the Dow Jones Equity Market Index calculated at the end of each fiscal year, December 31, 1992 through December 31, 1997. The graph assumes $100 was invested December 31, 1992, in the Company's Common Stock and in each of the referenced indices and assumes the reinvestment of dividends.

               [DELETED STOCK PERFORMANCE GRAPH]

                   KINARK CORPORATION
                 STOCK RETURN CALCULATION

                       KINARK STOCK

               SHARE                       WEIGHTED
DATE           PRICE           RETURN        VALUE
31-Dec-92       4.766              0         100.0
31-Dec-93       3.766          -21.0%         79.0
31-Dec-94        3.25          -13.7%         68.2
31-Dec-95        2.94           -9.5%         61.7
30-Dec-96      3.8125           29.7%         80.0
31-Dec-97           3          -21.3%         62.9

               DOW JONES EQUITY MARKET INDEX

31-Dec-92      494.27              0         100.0
31-Dec-93      543.43            9.9%        109.9
31-Dec-94      547.62            0.8%        110.8
31-Dec-95      757.78           38.4%        153.3
30-Dec-96      802.41            5.9%        162.3
31-Dec-97     1244.11           55.0%        251.7

        DOW JONES INDUSTRIAL DIVERSIFIED SECTOR

31-Dec-92      422.57              0         100.0
31-Dec-93      516.34           22.2%        122.2
31-Dec-94      473.58           -8.3%        112.1
31-Dec-95      620.17           31.0%        146.8
30-Dec-96      802.41           29.4%        189.9
31-Dec-97      1051.1           31.0%        248.7

                     RELATED PARTY TRANSACTIONS

   Mr. Joseph J. Morrow, a director of the Company and a nominee for reelection, purchased 1,759,083 shares of Common Stock in the Company's private placement in January 1996. Mr. Morrow is the chief executive officer of Morrow & Co., Inc., which provides proxy solicitation and other stockholder related services to the Company.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section16(a) forms they file.

   Based solely on review of the copies of such reports furnished to the Company, the Company believes that, during the last fiscal year, its executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                        INDEPENDENT AUDITORS

   Deloitte & Touche, LLP audited the Company's financial statements for the fiscal year ended December 31, 1997, and the Board of Directors has approved the engagement of that firm to serve as the Company's auditors for 1998. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                        STOCKHOLDER PROPOSALS

   Any proposals of stockholders intended to be considered by the Company for inclusion in the proxy materials for the 1999 Annual Meeting of Stockholders must be received by the Company by January 9, 1999. Such proposals should be directed to Kinark Corporation,
Attention: Secretary, 2250 East 73rd Street, Suite 300, Tulsa, Oklahoma 74136. No stockholder proposals were received for inclusion in this Proxy Statement.

                            OTHER MATTERS

   Management is not aware of any other business to be presented at the meeting. However, should any additional matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

   All expenses in connection with solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by telephone, telecopy or telegraph by Company officers and employees. The Company has also retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, to assist in such solicitation for a fee of $7,500 plus customary out-of-pocket expenses. Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

   ChaseMellon Shareholder Services, L.L.C. has been retained to receive and tabulate proxies and to provide a representative to act as inspector of election for this Annual Meeting of Stockholders.


                                  By order of the Board of Directors

                                  /s/ Carolyn A. Fredrich
                                  Carolyn A. Fredrich, Secretary




Tulsa, Oklahoma
April 9, 1998

                           KINARK CORPORATION

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS
         For the Annual Meeting of Stockholders on May 8,1998

    The undersigned, a stockholder of record of Kinark Corporation (the "Company") on March 12, 1998 (the "Record Date"), hereby appoints Ronald
J. Evans and Paul R. Chastain, or either of them with full power of substitution, as proxies for the undersigned, to vote all shares of common stock, $.10 par value per share (the "Common Stock"), of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 8, 1998, and at any adjournments or postponements thereof, on the following matters.

  (Continued, and to be marked, dated and signed, on the reverse side)

    The invalidity, illegality or unenforceability of any particular provision of this Proxy shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                         Please mark
                                                         your votes as
                                                         indicated in
                                                         this example  [ X ]

1. Election of the following nominees as Directors: Richard C. Butler, Paul R. Chastain, Michael T. Crimmins, Ronald J. Evans, Joseph J. Morrow, John H. Sununu, Mark E. Walker.

                  FOR all nominees               WITHHOLD
                 listed (except as              AUTHORITY
                    marked to the           for all nominees
                      contrary)                   listed

                        [  ]                       [  ]


INSTRUCTIONS: To vote FOR or WITHHOLD AUTHORITY to vote for the election of all candidates, check the appropriate box hereon. To withhold authority to the election of any candidate(s), write the name(s) of such candidate(s) in the following space:

   _______________________________________________________________


If no box is marked hereon, the undersigned will be deemed to vote FOR each candidate except that the undersigned will not be deemed to consent to the election of any candidate whose name is written in the space provided above.


2. In their discretion, upon such other matters as may properly come before the Annual Meeting.

        Please sign below exactly as name appears on this Proxy. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.
        Make sure that the name on your stock certificate(s) is exactly as you indicate below.


                                              Dated:__________________, 1998


                                        ____________________________________
                                                      (Signature)


                                        ____________________________________
                                             (Signature if held Jointly)


                                       _____________________________________
                                        (Title or authority (if applicable))

                                            **THIS IS YOUR PROXY CARD**

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.